As Filed With the Securities and Exchange Commission on July 28, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

Seneca Foods Corporation

(Exact name of Registrant as specified in its charter)

New York	16-0733425
(State of Incorporation)	(I.R.S. Employer Identification No.)

350 WillowBrook Office Park

Fairport, New York 14450

(Address of principal executive offices) (Zip code)

Seneca Foods Corporation Part-Time and Seasonal Employees’ Savings Plan

(Full title of the plan)

Michael S. Wolcott, Chief Financial Officer

Seneca Foods Corporation

350 WillowBrook Office Park

Fairport, New York 14450
(Name and address of agent for service)

(585) 495-4100

(Telephone number, including area code, of agent for service)

Copies to:

Michael C. Donlon, Esq.

Bond, Schoeneck & King, PLLC

200 Delaware Avenue, Suite 900

Buffalo, New York 14202

(716) 416-7000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.         ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed to register 100,000 shares of Class A Common Stock, $0.25 par value per share (the “Class A Common Stock”) and 25,000 shares of Class B Common Stock, $0.25 par value per share (the “Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”), of Seneca Foods Corporation (the “Company” or the “Registrant”) which have been reserved for issuance under the Seneca Foods Corporation Part-Time and Seasonal Employees’ Savings Plan (the “Plan”). The Company established the Plan effective as of May 1, 2026.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

The following documents, which have previously been filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:

(i)	The Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2026, filed with the Commission on June 11, 2026 (the “10-K”);

(ii)	Those portions of the Company’s definitive proxy statement for the 2026 Annual Meeting of Shareholders filed with the Commission on July 7, 2026, that are incorporated by reference into the 10-K;

(iii)

The Description of the Company’s Common Stock (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2019), including any subsequent amendment or report filed for the purpose of updating that description.

In addition, all documents filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made part hereof from their respective dates of filing (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents listed above or subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company’s Annual Report on Form 10-K or the Plan’s Annual Report on Form 11-K, as applicable, covering such year shall cease to be Incorporated Documents or be incorporated by reference in this Registration Statement from and after the filing of such Annual Report.

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing, the Company is not incorporating any document or information deemed to have been furnished and not filed under Item 2.02 or Item 7.01 of any Current Report on Form 8-K in accordance with the Commission’s rules.

Item 4. Description of Securities

Not applicable (the Common Stock is registered under Section 12 of the Exchange Act).

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant is a New York corporation. With certain limitations, (i) Sections 721 through 726 of the New York Business Corporation Law, or BCL, grant New York corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with threatened, pending or completed actions, suits or proceedings to which they are parties or are threatened to be made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions;(ii) give a director or officer who successfully defends an action the right to be so indemnified; and (iii) permit a New York corporation to buy directors’ and officers’ liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-laws, agreement, vote of shareholders or otherwise.

Article 9 of the Company’s Restated Certificate of Incorporation (the “Charter”) provides that the Company shall indemnify its directors and officers, even those whose term has expired, for any and all expenses actually and necessarily incurred by such director or officer in connection with the defense of any action, suit or proceeding in which he or she is made a party by reason of being or having been a director or officer of the Company. The Company is not required to indemnify a director or officer for matters as to which such director or officer is adjudged to be liable for neglect or misconduct in the performance of his or her duties as director or officer. Further, the rights of the officers or directors to indemnification under Article 9 of the Charter are not exclusive of any other rights to which an officer or director of the Company is entitled.

Article IX of the Company’s Bylaws, as amended (the “Bylaws”), provides that the Company has the authority to indemnify its directors and officers to the fullest extent permitted by the BCL. The Bylaws, reflecting New York law, extend such protection to any person made or threatened to be made a party to any action or proceeding, including an action by or in the right of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, which any director, officer or employee of the Company served in any capacity at the request of the Company, by reason of the fact that such director or officer, his testator or intestate, is or was a director or officer of the Company or is or was serving such enterprise at the request of the Company. The Bylaws provide that such indemnification may be authorized pursuant to the terms and conditions of (i) a resolution of shareholders; (ii) a resolution of the Board of Directors; (iii) an agreement providing for such indemnification; or (iv) any judicial or other legal authority which entitles the director, officer or employee to such indemnification.

The Company has indemnification agreements with each of its directors that provide that directors are indemnified to the extent permitted by law and are entitled to expense advancement by the Company, including attorneys’ fees, in the event of any legal proceeding arising from the director’s service to the Company, subject to reimbursement if it is later determined indemnification is not permitted.

As permitted by Section 726 of the BCL, the Company maintains an insurance policy insuring its directors and officers against liability for certain acts and omissions while acting in their official capacities on the Company’s behalf.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

4.1         The Company’s Restated Certificate of Incorporation, (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K dated August 11, 2010)

4.2         The Company’s Bylaws (incorporated by reference to Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q/A for the quarterly period ended July 1, 1995 filed with the SEC on August 18, 1995)

4.3         Amendment to the Company’s Bylaws (incorporated by reference to Exhibit 3 to the Company’s Current Report on Form 8-K dated November 6, 2007)

5.1         Opinion of Bond, Schoeneck & King, PLLC

23.1       Consent of Bond, Schoeneck & King, PLLC (included in Exhibit 5.1)

23.2       Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

24          Power of Attorney (included on the signature page of this Form S-8)

107        Filing Fee Table

The Company will submit or has submitted the Plan and any amendments thereto to the Internal Revenue Service (“IRS”), and has made or will make all changes required by the IRS in order to qualify the Plan.

Item 9. Undertakings.

(a)         The undersigned Registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)         To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the undersigned registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the undersigned registrant pursuant to the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned registrant of expenses incurred or paid by a director, officer or controlling person of the undersigned registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairport, New York on July 28, 2026.

SENECA FOODS CORPORATION

By:	/s/ Michael S. Wolcott
Michael S. Wolcott
Senior Vice President, Chief Financial Officer and Treasurer

POWERS OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Paul L. Palmby and Michael S. Wolcott his true and lawful attorney-in-fact and agent, each with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto each attorney-in-fact and agent, full power and authority to do and perform each such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement and the foregoing Powers of Attorney have been signed by the following persons in the capacities and as of July 28, 2026.

Signature	Title

/s/ Paul L. Palmby	President and Chief Executive Officer
Paul L. Palmby	Director (Principal Executive Officer)

/s/ Michael S. Wolcott	Senior Vice President, Chief Financial Officer and Treasurer
Michael S. Wolcott	(Principal Financial Officer)

/s/ Gregory R. Ide	Vice President, Controller and Assistant Secretary
Gregory R. Ide	(Principal Accounting Officer)

/s/ Kraig H. Kayser	Director (Chairman)
Kraig H. Kayser

/s/ Kathryn J. Boor	Director
Kathryn J. Boor

/s/ Peter R. Call	Director
Peter R. Call

/s/ John P. Gaylord	Director
John P. Gaylord

/s/ Linda K. Nelson	Director
Linda K. Nelson

/s/ Donald J. Stuart	Director
Donald J. Stuart

/s/ Bruce E. Ware	Director
Bruce E. Ware

/s/ Keith A. Woodward	Director
Keith A. Woodward

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairport, New York on July 28, 2026.

SENECA FOODS CORPORATION PART-TIME AND SEASONAL EMPLOYEES’ SAVINGS PLAN

By:	/s/ Michael S. Wolcott
Michael S. Wolcott
Senior Vice President, Chief Financial Officer and Treasurer